Exhibit 21.1

SUBSIDIARIES OF ALABAMA NATIONAL

Name of Subsidiary	State of Organization
National Bank of Commerce of Birmingham	National Bank
NBC Securities, Inc.	Alabama
NBC Investments, Inc.	Nevada
NBC Joint Ventures, Inc.	Alabama
Bank of Dadeville	Alabama
TBD Investments, Inc.	Nevada
Ashland Insurance, Inc.	Alabama
Alabama Exchange Bank	Alabama
Tuskegee Loan Company, Inc.	Alabama
AEB Investments, Inc.	Nevada
First Gulf Bank .	Alabama
First Citizens Bank	Alabama
Clay County Finance Company, Inc.	Alabama
FCB Investments, Inc.	Nevada
First American Bank	Alabama
Corporate Billing, Inc.	Alabama
FAB Investments, Inc.	Nevada
ANB Insurance Services, Inc.	Alabama
Bill Eyerly Insurance, Inc	Florida
Citizens & Peoples Bank, National Association	National Bank
Public Bank	Florida
Georgia State Bank	Georgia
GEO Investments, Inc.	Nevada
Community Bank of Naples, National Association	National Bank
CBN Investments, Inc.	Nevada
Peoples State Bank of Groveland	Florida
Millennium Bank	Florida
Cypress Bank	Florida
Indian River National Bank	National Bank
Indian River Title Company, LLC	Florida
IRNB Insurance Services LLC	Florida
Alabama National Statutory Trust I	Connecticut
Alabama National Statutory Trust II	Connecticut
Alabama National Statutory Trust III	Connecticut
Indian River Capital Trust I	Delaware